SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, with an effective date of June 29, 2016, (this “Agreement”) by and among Yanex Group, Inc., a Nevada corporation (“YNXG”) and Proto-Script Pharmaceuticals, Corp., a California corporation (“PSPC”), and the sole shareholder of PSPC (“PSPC Shareholder”) as set forth on Schedule I hereto. For purposes of this Agreement, YNXG and the PSPC are sometimes collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the PSPC Shareholder owns One Hundred (100%) percent of the equity interest of Proto-Script Pharmaceuticals, Corp. outstanding immediately prior to the closing on a fully diluted (interest being hereinafter referred to as the “PSPC Interest”); and,

WHEREAS, (i) the PSPC Shareholder and PSPC believe it is in their respective best interests for the PSPC Shareholder to exchange 100% of PSPC, for Thirty Million (30,000,000) shares of common stock of YNXG (such shares being hereinafter referred to as the “YNXG Shares”); and (ii) YNXG believes it is in its best interest and the best interest of its stockholders to acquire the PSPC Interest in exchange for the YNXG Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and,

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and,

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined) PSPC shall become a wholly owned subsidiary of YNXG; and,

WHEREAS, the Parities agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF PSPC INTEREST FOR YNXG SHARES

Section 1.1

Agreements to exchange the PSPC Interests for the YNXG Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the PSPC Shareholder shall assign, transfer, convey and deliver the PSPC Interests to YNXG and, in consideration and exchange for the PSPC Interest, YNXG shall issue, transfer, convey and deliver the YNXG Shares to the PSPC Shareholder.

Section 1.2

Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at such time and date as the parties hereto shall agree orally or in writing (the “Closing Date”).

Section 1.3

Share Exchange. After Closing and contingent upon the satisfaction of the terms and conditions set forth in this Agreement, One Hundred (100%) of the PSPC Interests shall be delivered to YNXG in exchange YNXG shall exchange and deliver Thirty Million (30,000,000) restricted common shares of YNXG to the YNXG Shareholder.

Section 1.4

Restrictions on YNXG Shares Issued Pursuant to this Agreement. The YNXG Shares to be issued pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the PSPC Shareholder to YNXG. The YNXG Shares of to be issued pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available. The certificates representing the Shares of YNXG Common Stock issued in the Share Exchange will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

Section 1.5

Share Exchange Procedure. The PSPC Shareholder may exchange their certificate(s) representing the PSPC Interests by delivering such certificate(s) to YNXG duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the YNXG Shares to the holder thereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF YNXG

YNXG represent, warrant and agree that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1

Corporate Organization

A.

Yanex Group, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of YMXG. “Material Adverse Effect” means, when used with respect to YNXG, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of YNXG, or materially impair the ability of YNXG to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B.

Copies of the Articles of Incorporation and Bylaws of YNXG with all amendments thereto, as of the date hereof (the “YNXG Charter Documents”), have been furnished to PSPC, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of YNXG are current as required by law, contain the minutes of all meetings of the YNXG Board of Directors and its stockholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the YNXG Board and its stockholders. YNXG is not in violation of any of the provisions of the YNXG Charter Documents.

Section 2.2

Capitalization of YNXG.

A.

The authorized capital stock of YNXG consists of: (i) 75,000,000 shares of common stock, par value $0.001, of which 3,048,000 shares of common stock are issued and outstanding immediately prior to the Share Exchange; and (ii) no shares of preferred stock.

B.

All of the issued and outstanding shares of common stock of YNXG immediately prior to this Share Exchange are, and all shares of common stock of YNXG when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder. The issuance of all of the shares of YNXG described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of YNXG has any right to rescind or bring any other claim against YNXG for failure to comply with the Securities Act, or state securities laws.

Section 2.3

Shell Status. As of the date of this Agreement, YNXG represents that, to its knowledge and belief, it is not and has not been a “shell company” for the proceeding twelve (12) months, as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Further, YNXG has not filed any Quarterly or Annual Reports with the SEC indicating that it was, during the relevant period, a shell company.

Section 2.4

Authorization, Validity and Enforceability of Agreements. YNXG has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the “Agreements”) to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by YNXG and the consummation by YNXG of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of YNXG, and no other corporate proceedings on the part of YNXG are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of YNXG and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. YNXG does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, resulting from the issuance of the YNXG Shares in connection with the Share Exchange.

Section 2.5

No Conflict or Violation. Neither the execution and delivery of the Agreements by YNXG, nor the consummation by YNXG of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the YNXG Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which YNXG is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which YNXG is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of YNXG’ assets, including without limitation, the YNXG Shares.

Section 2.6

Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of YNXG, currently threatened against YNXG or any of its affiliates, that may affect the validity of this Agreement or the right of YNXG to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of YNXG, currently threatened against YNXG or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to YNXG or any of its affiliates. Neither YNXG nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by YNXG or any of its affiliates currently pending or which YNXG or any of its affiliates intends to initiate.

Section 2.7

Compliance with Laws. YNXG has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.8

Financial Statements. YNXG’s financial statements (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of YNXG as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. YNXG has no material liabilities (contingent or otherwise). YNXG is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. YNXG maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

Section 2.9

Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, YNXG Board minutes and financial and other records of whatsoever kind of YNXG have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of YNXG. YNXG maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.10

No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by YNXG to arise, between YNXG and any accountants and/or lawyers formerly or presently engaged by YNXG. YNXG is current with respect to fees owed to its accountants and lawyers.

Section 2.11

Absence of Undisclosed Liabilities. Except as specifically disclosed herein: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) YNXG has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (C) YNXG has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) YNXG has not made any loan, advance or capital contribution to or investment in any person or entity; (E) YNXG has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) YNXG has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, YNXG has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.12

No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to YNXG or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by YNXG but which has not been so publicly announced or disclosed. YNXG has not provided to PSPC, or the PSPC Shareholder, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by YNXG but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Share Exchange.

Section 2.13

Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of YNXG in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.14

Directors and Officers of YNXG. The duly elected or appointed directors and the duly appointed officers of YNXG are set forth on Schedule 2.14.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PSPC

PSPC represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to PSPC, are true and complete as of the date hereof.

Section 3.1

Corporate Organization

A.

Proto-Script Pharmaceuticals, Corp. is a corporation duly organized, validly existing and in good standing under the laws of California, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of PSPC. “Material Adverse Effect” means, when used with respect to PSPC, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of PSPC, or materially impair the ability of PSPC to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B.

Copies of the formation documents of PSPC as of the date hereof (the “PSPC Charter Documents”), have been furnished to YNXG, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of PSPC are current as required by law, contain the minutes of all meetings of the PSPC Board and its stockholder from its date of formation to the date of this Agreement, and adequately reflect all material actions taken by the PSPC Board and its stockholder. PSPC is not in violation of any of the provisions of the PSPC Charter Documents.

Section 3.2

Capitalization of PSPC. All of the issued and outstanding equity interests of PSPC immediately prior to this Share Exchange are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws, and have been issued free of preemptive rights of any security holder. The issuance of all of the shares of PSPC described in this Section 3.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of PSPC has any right to rescind or bring any other claim against PSPC for failure to comply with the Securities Act, or state securities laws.

Section 3.3

Shareholder of PSPC. Schedule 3.3 contains a true and complete list of the holders of all issued and outstanding shares of PSPC as of the date of this Agreement.

Section 3.4

Financial Statements. PSPC has kept all books and records since inception and such financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of PSPC. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability PSPC had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of PSPC, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

The books and records, financial and otherwise, of PSPC are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of PSPC’s assets are reflected on its financial statements, and PSPC has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which is not reflected on its financial statements.

Section 3.5

Information. The information concerning PSPC set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6

Personal Property. Each of PSPC and its subsidiaries possesses, if any, and has good and marketable title of all property necessary for the continued operation of the business of PSPC and its subsidiaries as presently conducted and as represented to YNXG. All such property is used in the business of PSPC and its subsidiaries. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by PSPC and its subsidiaries is owned by PSPC or its subsidiaries free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 3.6.

Section 3.7

Intellectual Property. PSPC has no intellectual property.

Section 3.8

Material Contracts and Transactions. Schedule 3.8 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which PSPC or any of its subsidiaries is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by PSPC or any of its subsidiaries under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by PSPC or any of its subsidiaries. The continuation, validity, and effectiveness of each Contract will in no way be affected by the consummation of the Transaction or any of the transactions contemplated in this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

Section 3.9

Subsidiaries. Except as set forth on Schedule 3.9, PSPC does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations. Each subsidiary of PSPC, if any is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Each subsidiary of PSPC is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which PSPC owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of PSPC and its subsidiaries taken as a whole. PSPC owns all of the shares of each subsidiary of PSPC and there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating any subsidiary of PSPC to issue any additional common shares of such subsidiary, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from any subsidiary of PSPC any shares of such subsidiary.

Section 3.10

Absence of Certain Changes or Events. As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of PSPC; and (b) PSPC has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 3.11

Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of PSPC after reasonable investigation, threatened by or against PSPC or affecting PSPC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. PSPC does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.12

Compliance With Laws and Regulations. To the best of its knowledge, PSPC has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of PSPC or except to the extent that noncompliance would not result in the occurrence of any material liability for PSPC. This compliance includes, but is not limited to, the filing of all reports to date with relevant authorities.

Section 3.13

Approval of Agreement. The Board of Directors of PSPC has authorized the execution and delivery of this Agreement by PSPC and has approved this Agreement and the transactions contemplated hereby.

Section 3.14

Valid Obligation. This Agreement and all agreements and other documents executed by PSPC in connection herewith constitute the valid and binding obligation of PSPC, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PSPC SHAREHOLDER

The PSPC Shareholder hereby represents and warrants to YNXG:

Section 4.1

Authority. The PSPC Shareholder has the right, power, authority and capacity to execute and deliver this Agreement to which such PSPC Shareholder is a party, to consummate the transactions contemplated by this Agreement, and to perform such PSPC Shareholder’s obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed and delivered by the PSPC Shareholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than such PSPC Shareholder, this Agreement is duly authorized, executed and delivered by the PSPC Shareholder and constitutes the legal, valid and binding obligations of the PSPC Shareholder, enforceable against the PSPC Shareholder in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

Section 4.2

No Conflict. Neither the execution or delivery by the PSPC Shareholder of this Agreement to which the PSPC Shareholder is a party nor the consummation or performance by the PSPC Shareholder of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the PSPC Shareholder; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the PSPC Shareholder is a party or by which the properties or assets of the PSPC Shareholder are bound; or (c) contravene, conflict with, or result in a violation of, any law or order, or any of the properties or assets of the PSPC Shareholder.

Section 4.3

 Litigation. There is no pending action against the PSPC Shareholder that involves the PSPC Interests or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of PSPC and, to the knowledge of the PSPC Shareholder, no such action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such action.

Section 4.4

Ownership of Shares. The PSPC Shareholder is the record and beneficial owner of the PSPC Interests. The PSPC Shareholder has and shall transfer at the Closing, good and marketable title to the PSPC Interests, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF PSPC AND THE PSPC SHAREHOLDER

The obligations of PSPC to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by PSPC or the PSPC Shareholder, as the case may be, in their sole discretion:

Section 5.1

Representations and Warranties of YNXG. All representations and warranties made by YNXG in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 5.2

Agreements and Covenants. YNXG shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3

Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4

No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of YNXG shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5

Documents. YNXG must have caused the following documents to be delivered to PSPC:

A.

share certificates evidencing the YNXG Shares registered in the name of the PSPC Shareholder;

B.

 this Agreement duly executed;

C.

such other documents as PSPC or the PSPC Shareholder may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of YNXG, (ii) evidencing the performance of, or compliance by YNXG with any covenant or obligation required to be performed or complied with by YNXG, (iii) evidencing the satisfaction of any condition referred to in this Article V, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement;

D.

duly executed Letter of Resignation of the current YNXG sole-officer and director; and,

E.

a duly executed Board Minutes appointing the PSPC Shareholder as the sole-officer and director of YNGX.

Section 5.6

No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to YNXG.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF YNXG

The obligations of YNXG to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by YNXG in its sole discretion:

Section 6.1

Representations and Warranties of PSPC and the PSPC Shareholder. All representations and warranties made by PSPC and the PSPC Shareholder in this Agreement shall be true and correct on and as of the Closing Date.

Section 6.2

Agreements and Covenants. PSPC and the PSPC Shareholder shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.3

Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4

No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of PSPC shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5

Documents. PSPC and the PSPC Shareholder must deliver to YNXG at the Closing:

A.

share certificates evidencing One Hundred Percent of the issued and outstanding shares of PSPC, along with executed share transfer forms transferring such PSPC Interests to YNXG;

B.

this Agreement to which the PSPC and the PSPC Shareholder are each a party, duly executed; and,

C.

such other documents as YNXG may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of PSPC and the PSPC Shareholder, (ii) evidencing the performance of, or compliance by PSPC and the PSPC Shareholder with, any covenant or obligation required to be performed or complied with by PSPC and the PSPC Shareholder, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement; and,

D.

a duly executed Acceptance of Office certificate or letter, acknowledging the PSPC Shareholder’s acceptance of the appointment as the sole officer and director of YNXG.

Section 6.6

No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the PSPC Interest, or any other stock, voting, equity, or ownership interest in, PSPC, or (b) is entitled to all or any portion of the YNXG Shares.

ARTICLE VII

SURVIVAL AND INDEMNIFICATION

Section 7.1

Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the three-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

Section 7.2

Indemnification.

A.

Indemnification Obligations in favor of YNXG. From and after the Closing Date until the expiration of the Survival Period, PSPC shall reimburse and hold harmless YNXG and its shareholders (such person and their heirs, executors, administrators, agents, successors and assigns is referred to herein as a “YNXG Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by such YNXG Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any YNXG Indemnified Party, which arises or results from a third-party claim brought against a YNXG Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of PSPC. All claims of YNXG pursuant to this Section 7.2 shall be brought by YNXG on behalf of YNXG and those Persons who were stockholders of YNXG immediately prior to the Closing Date. In no event shall any such indemnification payments exceed $50,000 in the aggregate from PSPC. No claim for indemnification may be brought under this Section 7.2(A) unless all claims for indemnification, in the aggregate, total more than $10,000.

B.

Indemnification Obligations in favor of PSPC and the PSPC Shareholder. From and after the Closing Date until the expiration of the Survival Period, YNXG and the YNXG shareholders shall indemnify and hold harmless PSPC, the PSPC Shareholder, and his respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (each a “PSPC Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees (collectively, “Damages”) arising out of: (i) any breach of representation or warranty made by YNXG in this Agreement and in any certificate delivered by YNXG pursuant to this Agreement; (ii) any breach by YNXG of any covenant, obligation or other agreement made by YNXG in this Agreement; and (iii) a third-party claim based on any acts or omissions by YNXG. In no event shall any such indemnification payments exceed $50,000 in the aggregate from YNXG. No claim for indemnification may be brought under this Section 7.2(B) unless all claims for indemnification, in the aggregate, total more than $10,000.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1

Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.2

Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 8.3

Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the addresses set forth in the Preamble of this Agreement, or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 8.3.

Section 8.4

Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 8.5

Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.6

Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.7

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 8.8

Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or the U.S. District Court for Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.3.

Section 8.9

Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10

Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 8.11

Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

YANEX GROUP, INC.

Per:

/s/ Leonardo Correa Rodriguez

Name: Leonardo Correa Rodriguez

Title: President, Chief Executive Officer,

Chief Financial Officer, Secretary, Treasurer and Director

PROTO-SCRIPT PHARMACEUTICALS, CORP.

Per:

/s/ Michelle Rico

Name: Michelle Rico

Title: President and Director

PSPC SHAREHOLDER

Per:

/s/ Michelle Rico

Name: Michelle Rico

Ownership Percentage: 100%

DISCLOSURE SCHEDULE

to the

SHARE EXCHANGE AGREEMENT

By and Among

YANEX GROUP, INC.,

PROTO-SCRIPT PHARMACEUTICALS, CORP.

and

THE SOLE SHAREHOLDER OF

PROTO-SCRIPT PHARMACEUTICALS, CORP.

These Disclosure Schedules have been prepared pursuant to the Share Exchange Agreement (the “Agreement”) by and among Yanex Group, Inc., a Nevada corporation (“YNXG”), Proto-Script Pharmaceuticals, Corp., a California corporation (“PSPC”) and the sole shareholder of PSPC. Except as otherwise defined herein, capitalized terms used herein will have the same meaning given to them in the Share Exchange Agreement. Schedule and paragraph numbers herein correspond to the Section and Subsection numbering in applicable Article of the Share Exchange Agreement. Section and Subsection headings contained herein are included for purposes of identifying the relevant disclosures and for the convenience of the reader and are not intended to supplement or modify the meaning of the disclosures in any way.

SCHEDULE 2.14

DIRECTORS AND OFFICERS OF YNXG

Sole Officer and Director

Leonardo Correa Rodriguez - Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director

SCHEDULE 3.3

PROTO-SCRIPT PHARMACEUTICALS, CORP.

	Name & Title	Percentage of Equity Interest held as of the date of this Agreement
1.	Michelle Rico – Sole Shareholder	100%

SCHEDULE 3.8

MATERIAL LEASES, SUBLEASES, CLAIMS, CAPITAL EXPENDITURES,

TAXES AND OTHER PROPERTY INTERESTS

None.

SCHEDULE 3.9

SUBSIDIARIES

PSPC:

Name:	Jurisdiction:	Percentage Owned
None.